Item 7.  Financial Statements, Pro Forma Financial Information                                              Exhibit 28.01
and Exhibits                                                                                                  Page 1 of 6

Northern States Power Company (Minnesota and Subsidiaries)

Consolidated Statements of Income (Unaudited)                                                           Year Ended Dec. 31
(Thousands of dollars, except per share data)                                             1993             1992            1991
Utility Operating Revenues                                                          $2 403 992       $2 159 522       $2 201 158

Utility Operating Expenses
  Electric production expenses - fuel and purchased power                              524 126          451 696          452 157
  Cost of gas purchased and transported                                                282 028          220 370          211 361
  Other operation                                                                      304 675          307 232          301 388
  Maintenance                                                                          161 413          180 585          182 540
  Administrative and general                                                           182 535          187 975          179 860
  Conservation and energy management                                                    29 358           17 626           17 894
  Depreciation and amortization                                                        264 517          242 914          234 163
  Property and general taxes                                                           223 108          204 439          198 998
  Income taxes                                                                         128 346           90 669          117 336
    Total                                                                            2 100 106        1 903 506        1 895 697

Utility Operating Income                                                               303 886          256 016          305 461

Other Income and Expense
  Allowance for funds used during construction - equity                                  7 328            8 993            7 534
  Other income and deductions - net                                                      8 618           (1 041)            (290)
    Total                                                                               15 946            7 952            7 244

Income Before Interest Charges                                                         319 832          263 968          312 705

Interest Charges
  Interest on long-term debt                                                           104 714          103 035          102 929
  Other interest and amortization                                                        8 848            6 203            6 783
  Allowance for funds used during construction - debt                                   (5 470)          (6 198)          (4 019)
    Total                                                                              108 092          103 040          105 693

Income From Continuing Operations Before Accounting Change                             211 740          160 928          207 012

Discontinued Operations
  Income from discontinued telephone operations (net of income taxes)                                                        237
  Gain on disposal of telephone operations (net of income taxes of $9,863)                                                16 798
    Total                                                                                                                 17 035

Accounting Change
  Cumulative effect on prior years of change in accounting
    principle - unbilled revenues (net of deferred income
      taxes of $30,594)                                                                                  45 512

Net Income                                                                             211 740          206 440          224 047
Preferred Stock Dividends                                                               14 580           16 172           17 994
Earnings Available for Common Stock                                                   $197 160         $190 268         $206 053
Average number of common and equivalent shares
  outstanding (000's)                                                                   65 211           62 641           62 566
Earnings per average common share:
  Continuing operations before accounting change                                         $3.02            $2.31            $3.02
  Discontinued telephone operations                                                                                          .27
  Cumulative effect of unbilled revenue accounting change                                                   .73
    Total                                                                                $3.02            $3.04            $3.29
Common Dividends Declared per Share                                                     $2.565           $2.495           $2.395

Item 7 Financial Statements, Pro Forma Financial Information                                               Exhibit 28.01
and Exhibits                                                                                                 Page 2 of 6

Northern States Power Company (Minnesota and Subsidiaries)

Consolidated Statements of Cash Flows (Unaudited)                                                       Year Ended Dec. 31
(Thousands of dollars)                                                                    1993              1992           1991
Cash Flows from Operating Activities:
  Net Income                                                                          $211 740          $206 440       $224 047
  Adjustments to reconcile net income to cash from operating activities:
    Depreciation and amortization                                                      286 855           261 457        255 826
    Nuclear fuel amortization                                                           43 120            45 129         48 886
    Deferred income taxes from operations                                               12 256             5 186         23 696
    Investment tax credit amortization                                                  (9 320)           (9 708)        (9 629)
    Allowance for funds used during construction - equity                               (7 328)           (8 993)        (7 534)
    Cumulative effect of unbilled revenue accounting change - net of tax                                 (45 512)
    Gain on disposal of telephone operations                                                                            (26 661)
    Conservation program expenditures - net of amortization                            (21 185)          (16 948)        (2 739)
    Cash provided by (used for) changes in certain working
      capital items                                                                     33 259           (31 478)      (103 923)
    Cash provided by changes in other assets and liabilities                            12 437             4 029          4 625

Net Cash Provided by Operating Activities                                              561 834           409 602        406 594

Cash Flows from Investing Activities:
  Capital expenditures                                                                (361 695)         (427 815)      (349 862)
  Increase (decrease) in construction payables                                           2 598            (2 863)         7 120
  Allowance for funds used during construction - equity                                  7 328             8 993          7 534
  Sale of short-term investments - net                                                      62             1 552         70 853
  Investment in external decommissioning fund                                          (32 578)          (27 929)       (40 871)
  Business acquisitions                                                               (159 385)
  Proceeds from sale of telephone operations                                                                             48 000
  Investments in non-regulated projects and other                                      (27 099)            1 548           (241)

Net Cash Used for Investing Activities                                                (570 769)         (446 514)      (257 467)

Cash Flows from Financing Activities:
  Change in short-term debt - net issuances (repayments)                               (40 361)          146 561
  Proceeds from issuance of long-term debt                                             613 120           126 531         49 957
  Repayment of long-term debt including reacquisition premiums                        (489 106)          (48 344)       (23 833)
  Proceeds from issuance of common stock                                               183 654             2 940
  Redemption of preferred stock including premium                                      (36 092)          (25 838)
  Dividends paid                                                                      (180 220)         (171 355)      (166 394)

Net Cash Provided by (Used for) Financing Activities                                    50 995            30 495       (140 270)

Net Increase (Decrease) in Cash and Cash Equivalents                                    42 060            (6 417)         8 857
Cash and Cash Equivalents at Beginning of Period                                        15 752            22 169         13 312
Cash and Cash Equivalents at End of Period                                             $57 812           $15 752        $22 169

Cash Provided by (Used for) Changes in Certain Working Capital Items:
  Accounts receivable and accrued utility revenues                                    $(50 403)         $(14 108)      $(32 121)
  Materials and supplies inventories                                                    13 911            (5 280)       (10 327)
  Payables and accrued liabilities (excluding construction
   payables)                                                                            53 898             5 206         (7 661)
  Customer rate refunds                                                                 12 584           (11 987)       (73 086)
  Other                                                                                  3 269            (5 309)        19 272

    Net                                                                                $33 259          $(31 478)     $(103 923)

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the year for:
    Interest (net of amount capitalized)                                              $107 037           $99 669       $102 574
    Income taxes                                                                      $101 566           $93 032       $118 123

Item 7 Financial Statements, Pro Forma Financial Information                                                Exhibit 28.01
and Exhibits                                                                                                  Page 3 of 6

Northern States Power Company (Minnesota and Subsidiaries)

Consolidated Balance Sheets (Unaudited)                                                                            Dec. 31
(Thousands of dollars)                                                                                      1993              1992
Assets
Utility Plant
  Electric - including construction work in progress:
    1993, $174,893; 1992, $147,763                                                                    $6 167 670        $5 956 865
  Gas                                                                                                    621 871           481 157
  Other                                                                                                  237 293           199 912
      Total                                                                                            7 026 834         6 637 934
    Accumulated provision for depreciation                                                            (2 888 144)       (2 593 213)
  Nuclear fuel - including amounts in process:
    1993, $15,358; 1992, $29,725                                                                         749 078           711 517
    Accumulated provision for amortization                                                              (673 669)         (630 548)
        Net utility plant                                                                              4 214 099         4 125 690
Current Assets
  Cash and cash equivalents                                                                               57 812            15 752
  Short-term investments - at cost, which approximates market                                                 26                88
  Accounts receivable - net of accumulated provision for
    uncollectible accounts:  1993, $4,476; 1992, $4,046                                                  266 531           224 618
  Accrued utility revenues                                                                               111 296           100 172
  Federal income tax refund receivable                                                                    20 927            24 525
  Materials and supplies - at average cost
    Fuel                                                                                                  41 776            53 826
    Other                                                                                                103 599           105 041
  Prepayments and other                                                                                   40 885            28 724
      Total current assets                                                                               642 852           552 746
Other Assets
  Regulatory assets                                                                                      334 354           239 487
  External decommissioning fund and other investments                                                    169 745           108 865
  Non-regulated property - net of accumulated depreciation of                                            156 707            94 305
    $63,267 and $54,669, respectively
  Intangible assets and other                                                                             69 961            21 368
       Total other assets                                                                                730 767           464 025
      Total                                                                                           $5 587 718        $5 142 461

Liabilities & Equity
Capitalization (See pages 5-6)
  Common stockholders' equity                                                                         $1 827 454        $1 622 098
  Preferred stockholders' equity                                                                         240 469           275 493
  Long-term debt                                                                                       1 291 867         1 299 850
      Total capitalization                                                                             3 359 790         3 197 441
Current Liabilities
  Long-term debt due within one year                                                                      90 618            32 426
  Redeemable long-term debt                                                                              141 600            41 600
  Short-term debt - commercial paper                                                                     106 200           146 561
  Accounts payable                                                                                       210 654           180 149
  Taxes accrued                                                                                          177 853           161 533
  Interest accrued                                                                                        24 110            27 590
  Dividends declared on common and preferred stocks                                                       46 195            43 220
  Estimated rate refunds to customers                                                                     12 584                 0
  Accrued payroll and other                                                                               61 208            39 065
      Total current liabilities                                                                          871 022           672 144
Other Liabilities
  Deferred income taxes                                                                                  788 378           770 092
  Deferred investment tax credits                                                                        187 466           200 207
  Regulatory liabilities                                                                                 243 880           232 466
  Pension and other benefit obligations                                                                   62 743            38 037
  Other long-term obligations and deferred income                                                         74 439            32 074
      Total other liabilities                                                                          1 356 906         1 272 876
Commitments and Contingent Liabilities
      Total                                                                                           $5 587 718        $5 142 461

Item 7 Financial Statements, Pro Forma Financial Information                                                   Exhibit 28.01
and Exhibits                                                                                                     Page 4 of 6

Northern States Power Company (Minnesota and Subsidiaries)

Consolidated Statements of Changes in Common Stockholders' Equity (Unaudited)

                                                         Number of                                     Retained   Shares Held
(Dollar amounts in thousands)                          Shares Issued    Par Value       Premium        Earnings     by ESOP
Balance at Dec. 31, 1990                                 62 541 404     $156 354        $368 021      $1 010 341     $(7 626)
Net Income                                                                                               224 047
Dividends Declared:
  Cumulative preferred stock at required rates                                                           (17 994)
  Common stock                                                                                          (149 787)
Capital Stock Expense and Other                                                                              (48)
Loan to ESOP to purchase shares                                                                                      (15 000)
Repayment of ESOP loan                                                                                                 8 522
Balance at Dec. 31, 1991                                 62 541 404     $156 354        $368 021      $1 066 559    $(14 104)
Net Income                                                                                               206 440
Dividends Declared:
  Cumulative preferred stock at required rates                                                           (16 172)
  Common stock                                                                                          (156 109)
Exercise of Stock Options and Other Stock Awards             56 956          142           2 805
Preferred Stock Redemption and Stock Issuance Costs                                           (7)           (822)
Repayment of ESOP loan                                                                                                 8 991
Balance at Dec. 31, 1992                                 62 598 360     $156 496        $370 819      $1 099 896     $(5 113)
Net Income                                                                                               211 740
Dividends Declared:
  Cumulative preferred stock at required rates                                                           (14 580)
  Common stock                                                                                          (168 615)
Issuances of Common Stock                                 4 281 217       10 703         176 296
Preferred Stock Redemption and Stock Issuance Costs                                       (3 345)         (1 069)
Loan to ESOP to purchase shares                                                                                      (15 000)
Repayment of ESOP loan                                                                                                 9 226
Balance at Dec. 31, 1993                                 66 879 577     $167 199        $543 770      $1 127 372    $(10 887)

Item 7 Financial Statements, Pro Forma Financial Information                                                 Exhibit 28.01
and Exhibits                                                                                                   Page 5 of 6

Northern States Power Company (Minnesota and Subsidiaries)

Consolidated Statements of Capitalization (Unaudited)                                                             Dec. 31
(Thousands of dollars)                                                                                      1993              1992
Common Stockholders' Equity
  Common stock-authorized 160,000,000 shares of $2.50 par value;
    issued shares:  1993, 66,879,577; 1992, 62,598,360                                                $  167 199          $156 496
  Premium on common stock                                                                                543 770           370 819
  Retained earnings                                                                                    1 127 372         1 099 896
  Leveraged common stock held by Employee Stock Ownership Plan (ESOP)
    - shares at cost:  1993, 239,940; 1992, 143,217                                                      (10 887)           (5 113)

        Total common stockholders' equity                                                             $1 827 454        $1 622 098

Cumulative Preferred Stock - authorized 7,000,000 shares of $100 par value;
    outstanding shares:  1993, 2,400,000; 1992, 2,750,000
  Minnesota Company
    $3.60 series, 275,000 shares                                                                        $ 27 500          $ 27 500
     4.08 series, 150,000 shares                                                                          15 000            15 000
     4.10 series, 175,000 shares                                                                          17 500            17 500
     4.11 series, 200,000 shares                                                                          20 000            20 000
     4.16 series, 100,000 shares                                                                          10 000            10 000
     4.56 series, 150,000 shares                                                                          15 000            15 000
     6.80 series, 200,000 shares                                                                          20 000            20 000
     7.00 series, 200,000 shares                                                                          20 000            20 000
     7.84 series, 350,000 shares                                                                                            35 000
     Variable Rate series A, 300,000 shares                                                               30 000            30 000
     Variable Rate series B, 650,000 shares                                                               65 000            65 000
  Total                                                                                                  240 000           275 000
  Premium on preferred stock                                                                                 469               493

Total preferred stockholders' equity                                                                    $240 469          $275 493

Long-Term Debt
  First Mortgage Bonds Minnesota Company
    Series due:
    Sept. 1, 1993, 4 3/8%                 $ 15 000    March 1, 2002, 7 3/8%                 50 000
    June 1, 1995, 6 1/8%                    30 000    Feb. 1, 2003, 7 1/2%                  50 000
    March 1, 1996, 6.2%                      8 800*   Jan. 1, 2004, 8 3/8%                  75 000
    Aug. 1, 1996, 5 7/8%                    45 000    May 1, 2005, 9 1/2%                   79 200
    Oct. 1, 1997, 5 7/8%                   100 000    Dec. 1, 1992-2006, 6.54%              24 400**
    Oct. 1, 1997, 6 1/2%                    30 000    March 1, 2011, Variable Rate          13 700*
    May 1, 1998, 6 3/4%                     45 000    Dec. 1, 2013, 10 3/8%                100 000*
    Oct. 1, 1999, 8%                        45 000    July 1, 2019, 9 1/8%                 100 000
    March 1, 2001, 8%                       50 000    June 1, 2020, 9 3/8%                 100 000
    June 1, 2001, 8 1/4%                    50 000
          Total                                                                                       $1 011 100        $1 011 100
    Issuance of Series due Dec. 1, 2000, 5 3/4%                                                          100 000
    Issuance of Series due April 1, 2003, 6 3/8%                                                          80 000
    Issuance of Series due Dec. 1, 2005, 6 1/8%                                                           70 000
    Less redemption of 1993, 1999, 2001, 2005 and 2013 series bonds                                     (339 200)
    Less sinking fund and other redemptions                                                               (2 000)
    Less redeemable bonds classified as current                                                          (13 700)          (13 700)
    Less current maturities, including in 1993 the 2004 series bonds
      redeemed in January 1994                                                                           (76 100)          (16 000)

          Net                                                                                           $830 100          $981 400

 * Pollution control financing
** Resource recovery financing

Item 7 Financial Statements, Pro Forma Financial Information                                                    Exhibit 28.01
and Exhibits                                                                                                      Page 6 of 6

Northern States Power Company (Minnesota and Subsidiaries)

Consolidated Statements of Capitalization (Unaudited) - continued

                                                                                                                   Dec. 31
(Thousands of dollars)                                                                                      1993              1992
Long-Term Debt-continued
  First Mortgage Bonds Wisconsin Company --
    (less reacquired bonds of $42 at Dec. 31, 1992)
    Series due:
    Aug. 1, 1994, 4 1/2%                                                                                                   $10 938
    Dec. 1, 1999, 9 1/4%                                                                                                     7 800
    Oct. 1, 2003, 5 3/4%                                                                                 $40 000
    Oct. 1, 2003, 7 3/4%                                                                                                    24 570
    July 1, 2016, 9 1/4%                                                                                                    47 500
    March 1, 2018, 9 3/4%                                                                                                   38 400
    April 1, 2021, 9 1/8%                                                                                 49 000            49 500
    March 1, 2023, 7 1/4%                                                                                110 000
   Total                                                                                                 199 000           178 708
   Less current maturities - 1999 series redeemed in January 1993                                                           (7 800)
   Less sinking fund requirements not reacquired                                                                            (1 808)

    Net                                                                                                 $199 000          $169 100

  Guaranty Agreements Minnesota Company
    Series due:
    Feb. 1, 1992-2003, 5.41%                                                                             $ 6 100*          $ 6 400*
    May 1, 1992-2003, 5.69%                                                                               25 250*           25 750*
    Feb. 1, 2003, 7.40%                                                                                    3 500*            3 500*
  Total                                                                                                   34 850            35 650
  Less current maturities                                                                                   (700)             (800)
    Net                                                                                                  $34 150           $34 850

  Miscellaneous Long-Term Debt
    City of Becker Pollution Control Revenue Bonds-Series due
      Dec. 1, 2005, 7.25%                                                                                $ 9 000*          $ 9 000*
      April 1, 2007, 6.80%                                                                                60 000*           60 000*
      March 1, 2019, Variable Rate                                                                        27 900*           27 900*
      Sept. 1, 2019, Variable Rate                                                                       100 000*
    Anoka County Resource Recovery Bond-Series due
      Dec. 1, 1992-2008, 7.04%                                                                            26 100**          26 950**
    City of La Crosse, Resource Recovery Bond-Series due
      Nov. 1, 2011, 7 3/4%                                                                                18 600**          18 600**
    Viking Gas Transmission Company Senior Notes-Series due
      Oct. 31, 2008, 6.4%                                                                                 31 644
    NRG Energy Center, Inc. Senior Secured Notes-Series due
      June 15, 2013, 7.31%                                                                                83 518
    Employee Stock Ownership Bank Loans due 1992-1995,
      Variable Rate                                                                                       10 887             5 113
    Other                                                                                                  8 397             4 075
  Total                                                                                                  376 046           151 638
  Less redeemable Becker bonds classified as current                                                    (127 900)          (27 900)
  Less current maturities                                                                                (13 818)           (6 018)
    Net                                                                                                  234 328          $117 720

Unamortized discount on long-term debt-net                                                                (5 711)           (3 220)

        Total long-term debt                                                                           1 291 867         1 299 850

          Total capitalization                                                                        $3 359 790        $3 197 441


 * Pollution control financing
** Resource recovery financing